Exhibit 10.32

FIRST AMENDMENT TO THE

NEENAH PAPER SUPPLEMENTAL RETIREMENT CONTRIBUTION PLAN

(As amended and restated effective as of January 1, 2009)

WHEREAS, Neenah Paper, Inc. (“Company”) maintains the Neenah Paper Supplemental Retirement Contribution Plan (“Plan”);

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 7.2 thereof;

WHEREAS, effective as provided below, the Company desires to amend the Plan to update the definition of “Spouse” so the definition is consistent with the definition in the Neenah Paper Retirement Contribution Plan; and

NOW, THEREFORE, effective as of September 16, 2013, the Company hereby amends the Plan by deleting Section 2.23 in its entirety and replacing it with the following:

“2.23                  Spouse.  The Employee’s spouse pursuant to a legal marriage according to the laws of the State or other jurisdiction in which such marriage occurred.”

Except as specifically set forth above, the terms of the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer on the 3rd day of March, 2014.

NEENAH PAPER, INC.

By:	/s/ Richard Read

Name:	Richard Read

Title:	VP - Human Resources

NP SUPPLEMENTAL RETIREMENT CONTRIBUTION PLAN — FIRST AMENDMENT